Exhibit 4.17

Private & confidential

Dated: 2nd July, 2014

The Lenders and financial institutions set out in schedule 1

- and -

Commerzbank Aktiengesellschaft

(as legal successor of Deutsche Schiffsbank Aktiengesellschaft)

as joint Arranger, Agent, Swap Bank and Security Agent

- and -

UniCredit Bank AG

(formerly Bayerische Hypo-Und Vereinsbank Aktiengesellschaft)

as joint Arranger, Swap Bank and Account Bank

- and -

HSH Nordbank AG

as Swap Bank

- and -

COSTAMARE INC.

as Borrower

- and -

The Corporate Guarantors set out in schedule 2

as Corporate Guarantors

SEVENTH SUPPLEMENTAL AGREEMENT

in relation to a Facility Agreement dated 22nd July, 2008

for an amount of up to US$1,000,000,000

Theo V. Sioufas & Co.

Law Offices

Piraeus

Schedule 1:	The Lenders and their Commitments

Schedule 2:	The Corporate Guarantors

Appendix ‘A’:	Draft form of general deed of Zim Restructuring

THIS AGREEMENT (hereinafter called “this Agreement”) is made this 2nd day of July, 2014

B E T W E E N

(1)	The Lenders and financial institutions set out in schedule 1, as Lenders;

(2)	Commerzbank Aktiengesellschaft (“CBA”) as legal successor by way of merger of Deutsche Schiffsbank Aktiengesellschaft (“DSB”), as joint Arranger, Agent, Swap Bank and Security Agent;

(3)	UniCredit Bank AG (formerly Bayerische Hypo-Und Vereinsbank Aktiengesellschaft) (“UCB”), as joint Arranger, Swap Bank and Account Bank;

(4)	HSH Nordbank AG (“HSH”), as Swap Bank;

(5)	Costamare Inc., as Borrower; and

(6)	The Corporate Guarantors set out in schedule 2, as Corporate Guarantors (hereinafter together called the “Corporate Guarantors” and singly a “Corporate Guarantor”, which expression shall include their respective successors in title)

AND IS SUPPLEMENTAL to a term loan and revolving credit facility agreement dated 22nd July, 2008 (hereinafter called the “Principal Agreement”) made by and among (1) Costamare Inc., of the Marshall Islands (therein and hereinafter referred to as the “Borrower”) as borrower, (2) DSB (whose legal successor by way of merger is CBA), as joint Arranger, Agent, Swap Bank and Security Agent, (3) UCB, as joint Arranger, Swap Bank and Account Bank, (4) HSH, as Swap Bank and (5) The Lenders and financial institutions set out in schedule 1 to the Principal Agreement, as Lenders (therein and hereinafter together called the “Lenders”), as amended and/or supplemented by (i) a first supplemental agreement dated 23rd April, 2010 made between the Lenders, as Lenders, DSB, as joint Arranger, Agent, Swap Bank and Security Agent, UCB, as joint Arranger, Swap Bank and Account Bank, HSH, as Swap Bank, the Borrower, as borrower and the Corporate Guarantors, as corporate guarantors, (ii) a second supplemental agreement dated 22nd June, 2010 made between the Lenders, as Lenders, DSB, as joint Arranger, Agent, Swap Bank and Security Agent, UCB, as joint Arranger, Swap Bank and Account Bank, HSH, as Swap Bank, the Borrower, as borrower and the Corporate Guarantors, as corporate guarantors, (iii) a third supplemental agreement dated 6th September, 2011 made between the Lenders, as Lenders, DSB, as joint Arranger, Agent, Swap Bank and Security Agent, UCB, as joint Arranger, Swap Bank and Account Bank, HSH, as Swap Bank, the Borrower, as borrower and the Corporate Guarantors, as corporate guarantors, (iv) a fourth supplemental agreement dated 17th December, 2012 made between the Lenders, as Lenders, CBA, as joint Arranger, Agent, Swap Bank and Security Agent, UCB, as joint Arranger, Swap Bank and Account Bank, HSH, as Swap Bank, the Borrower, as borrower and the Corporate Guarantors, as corporate guarantors, (v) a fifth supplemental agreement dated 28th May, 2013 made between the Lenders, as Lenders, CBA, as joint Arranger, Agent, Swap Bank and Security Agent, UCB, as joint Arranger, Swap Bank and Account Bank, HSH, as Swap Bank, the Borrower, as borrower and the Corporate Guarantors, as corporate guarantors and (vi) a

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sixth supplemental agreement dated 30th August, 2013 made between the Lenders, as Lenders, CBA, as joint Arranger, Agent, Swap Bank and Security Agent, UCB, as joint Arranger, Swap Bank and Account Bank, HSH, as Swap Bank, the Borrower, as borrower and the Corporate Guarantors, as corporate guarantors, on the terms and conditions of which the Lenders agreed to make available to the Borrower, as borrower (a) a term loan facility in the amount of up to Seven hundred million United States Dollars (US$700,000,000) and (b) a revolving credit facility in the maximum amount of up to Three hundred million United States Dollars (US$300,000,000) and in the aggregate not exceeding One billion United States Dollars (US$1,000,000,000), for the purposes therein specified.

W H E R E A S:

(A)	Pursuant to Drawdown Notices from the Borrower to the Agent, the Lenders have advanced to the Borrower the aggregate amount of United States Dollars One billion (US$1,000,000,000) (as the Borrower and the Corporate Guarantors hereby jointly and severally acknowledge), out of which the principal amount outstanding as at the date hereof is United States Dollars Six hundred thirty million eight hundred twenty eight thousand seven hundred and four (US$630,828,704) (as the Borrower and the Corporate Guarantors hereby jointly and severally acknowledge); and

(B)	ZIM Integrated Shipping Services Limited (the “Zim Charterer”), the charterer of the Ships “ZIM PIRAEUS”, “ZIM NEW YORK” and “ZIM SHANGHAI” (together, the “Zim Ships”) is currently undertaking a major restructuring and has requested the Owners of the Zim Ships to agree to concessions with respect to the existing receivables from ZIM Charterer and to an amendment of the Approved Charterparties of the Zim Ships whereby, inter alia, the current charter hire per day in respect of each of the Zim Ships be reduced as follows:

(a)	for the period from 1 January 2014 until 30 June 2014 to around US$12,685 for ZIM PIRAEUS and to around US$13,151 for ZIM NEW YORK and ZIM SHANGHAI;

(b)	for the period from 1 July 2014 until 30 September 2014 to around US$12,495 for ZIM PIRAEUS and to around US$12,995 for ZIM NEW YORK and ZIM SHANGHAI;

(c)	for the period from 1 October 2014 until 31 March 2015 to around US$13,064 for ZIM PIRAEUS and to US$13,464 for ZIM NEW YORK and ZIM SHANGHAI; and

(d)	for the period from 1 April 2015 until each Approved Charterparty’s expiry, which is currently due on 1 October 2015, to around US$13,344 for ZIM PIRAEUS and to around US$13,744 for ZIM NEW YORK and ZIM SHANGHAI, and in exchange for such reduction Zim Charterer has offered to the Owners of the Zim Ships the following:

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(i)	an uplift to the charter hire between 1st April, 2015 and each Approved Charterparty’s expiry on 1st October, 2015, in the event that the freight market has improved;

(ii)	approximately $1,452,000 face value of Series 1 unsecured notes issued or to be issued by Zim Charterer with an annual coupon of 3% and a bullet repayment in 2023;

(iii)	approximately $6,777,000 face value of Series 2 unsecured notes issued or to be issued by Zim Charterer with an annual coupon of 5% (3% in cash and 2% payment in kind) and also with a bullet repayment in 2023; and

(iv)	about 1.22% of the total equity in Zim Charterer following the restructuring with book value of about $7,783,000.

In addition the Owners of the Zim Ships have agreed with Zim Charterer, that for two of the three Zim Ships, the Owners of such Zim Ships shall be granted the option to annual extensions of the Approved Charterparties (starting on 1st October, 2015) at a daily rate equal to the aggregate of (i) the 12-month average market (spot) hire for such type of vessels based on the 12 reports issued by Braemer Seascope in each of the preceding 12 calendar months as detailed in the Addenda to be entered in respect of the relevant Zim Ships pursuant to the Zim Restructuring (as defined below) plus (ii) $1,100. Such right to annual extensions will be in place as long as any amount due under the aforesaid notes under (ii) and (iii) above remains outstanding, under the ownership of the Owners of the Zim Ships and the relevant Zim Ships remain under the ultimate ownership of the Borrower;

(C)	the Borrower and the Corporate Guarantors have together requested the Lenders to consent to:

(a)	the amendment of the Approved Charterparties of the Zim Ships as described in Recital (B); and

(b)	the amendment of Clause 8.2.1 (Security Shortfall) and Clause 8.2.3 (Valuation of Mortgaged Ship subject to an Approved Charterparty) of the Principal Agreement,

and the Lenders have agreed so to do conditionally upon terms that (inter alia) the Principal Agreement shall be amended in the manner hereinafter set out.

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NOW THEREFORE IT IS HEREBY AGREED AS FOLLOWS:

1.	Definitions

1.1	Words and expressions defined in the Principal Agreement and not otherwise defined herein (including the Recitals hereto) shall have the same meanings when used in this Agreement.

1.2	In addition, in this Agreement the words and expressions specified below shall have the meanings attributed to them below:

“Effective Date” means the date upon which all the conditions contained in Clause 4 shall have been satisfied and this Agreement shall become effective;

“Facility Agreement” means the Principal Agreement as hereby amended and as the same may from time to time be further amended and/or supplemented;

“Zim Charterparties” means the Zim New York Charterparty, the Zim Piraeus Charterparty and the Zim Shanghai Charterparty, and in the singular means any of them, as the context may require;

“Zim New York Charterparty” means, in relation to “ZIM NEW YORK”, the time charter dated 17th August, 2000 in respect of the employment of such Ship, as amended by Addenda Nos. 1, 2, 3, 4, 5, 6, 7, 8, 9 thereto and Addendum No. 10 to be made pursuant to the Zim Restructuring, entered or, as the case may be, to be entered into by the Owner thereof and the Zim Charterer;

“Zim Piraeus Charterparty” means, in relation to “ZIM PIRAEUS”, the time charter dated 31st July, 2002 in respect of the employment of such Ship, as amended by Addenda Nos. 1, 2, 3, 4, 5, 6, 7, 8, 9 and 10 thereto and Addendum No. 11 to be made pursuant to the Zim Restructuring, entered into by the Owner thereof and the Zim Charterer;

“Zim Restructuring” means the restructuring of the Zim Charterer pursuant to a general deed of restructuring entered or to be entered between (inter alios) the Zim Charterer and the Owners of the Zim Ships substantially in the form of the draft thereof attached hereto as Appendix ‘A’;

“Zim Shanghai Charterparty” means, in relation to “ZIM SHANGHAI”, the time charter dated 17th August, 2000 in respect of the employment of such Ship, as amended by Addenda Nos. 1, 2, 3, 4, 5, 6, 7, 8 and 9 thereto and Addendum No. 10 to be made pursuant to the Zim Restructuring, entered into by the Owner thereof and the Zim Charterer;

“Zim Ships” means, together, the Ships “ZIM NEW YORK”, “ZIM PIRAEUS” and “ZIM SHANGHAI” and a “Zim Ship” means any of them, as the context may require; and

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1.3	In this Agreement:

(a)	Where the context so admits words importing the singular number only shall include the plural and vice versa and words importing persons shall include firms and corporations;

(b)	Clause headings are inserted for convenience of reference only and shall be ignored in construing this Agreement;

(c)	references to Clauses are to clauses of this Agreement save as may be otherwise expressly provided in this Agreement; and

(d)	all capitalised terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Principal Agreement.

2.	Representations and warranties

2.1	The Borrower and the Corporate Guarantors hereby jointly and severally represent and warrant to the Creditors as at the date hereof that the representations and warranties set forth in the Principal Agreement (except in relation to the representations and warranties in clause 7.2 (Initial representations and warranties)) and the Security Documents (updated mutatis mutandis to the date of this Agreement) are (and will be on the Effective Date) true and correct as if all references therein to “this Agreement” were references to the Principal Agreement as amended and supplemented by this Agreement.

2.2	In addition to the above the Borrower and the Corporate Guarantors hereby jointly and severally represent and warrant to the Creditors as at the date of this Agreement that:

a.	each of the Security Parties is duly formed, is validly existing and in good standing under the laws of the place of its incorporation and each of the Borrower and the Corporate Guarantors has full power to carry on its business as it is now being conducted and to enter into and perform its obligations under the Principal Agreement and this Agreement and the Security Documents to which it is or is to be a party and each of the Managers has full power to carry on its business as it is now being conducted and to perform its obligations under the Manager’s Undertaking(s) to which each is a party, and each of the corporate Security Parties has complied with all statutory and other requirements relative to its business and does not have an established place of business in any part of the United Kingdom or the USA;

b.	all necessary licences, consents and authorities, governmental or otherwise under this Agreement, the Principal Agreement and the Security Documents have been obtained and, as of the date of this Agreement, no further consents or authorities are necessary for any of the Security Parties to enter into this Agreement or otherwise perform its obligations hereunder;
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c.	this Agreement constitutes the legal, valid and binding obligations of the Security Parties thereto enforceable in accordance with its terms;

d.	the execution and delivery of, and the performance of the provisions of this Agreement does not, and will not contravene any applicable law or regulation existing at the date hereof or any contractual restriction binding on any of the Security Parties or its respective constitutional documents;

e.	no litigation, arbitration or administrative proceeding relating to an amount exceeding in respect of (a) the Group cumulatively US$50,000,000 and (b) each Related Company US$3,000,000 is taking place, pending or, to the knowledge of the officers of the Borrower, threatened against the Borrower or any of its Related Companies or any other Security Party which could have a material (in the reasonable opinion of the Majority Lenders) adverse effect on the business, assets or financial condition of the Borrower or any of its Related Companies or any other Security Party; and

f.	none of the Borrower and the Corporate Guarantors is and at the Effective Date will be in default under any agreement by which it is or will be at the Effective Date bound or in respect of any financial commitment, or obligation.

3.	Agreement of the Lenders

The Creditors relying upon each of the representations and warranties set out in Clause 2 hereby agree with the Borrower, subject to and upon the terms and conditions of this Agreement and in particular, but without limitation, subject to the fulfilment of the conditions precedent set out in Clause 4, to consent to:

(a)	the amendment of the Zim Charterparties as described in Recital (B); and

(b)	the amendment of Clause 8.2.1 (Security shortfall) and Clause 8.2.3 (Valuation of Mortgaged Ship subject to an Approved Charterparty),

subject to the amendment of the Principal Agreement in the manner more particularly set out in Clause 5.1.

4.	Conditions

4.1	The agreement of the Creditors contained in Clause 3 shall be expressly subject to the condition that the Agent shall have received on or before the Effective Date in form and substance satisfactory to the Agent and its legal advisers:

a.	a certificate of good standing or equivalent document issued by the competent authorities of the place of its incorporation in respect of each of the Borrower and the Corporate Guarantors;

b.	certified and duly legalised copies of resolutions passed at a meeting of the Board of Directors of the Borrower evidencing approval of this Agreement
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and authorising appropriate officers or attorneys to execute the same and to sign all notices required to be given under this Agreement on its behalf or other evidence of such approvals and authorisations as shall be acceptable to the Agent;

c.	certified and duly legalised copies of the certificates of incumbency of:

i.	the Borrower signed by the secretary or a director of each of them, including, inter alia, a list of directors and officers of each of them, the officers and/or the directors of each of them; and

ii.	each Corporate Guarantor signed by the secretary or a director of each of them, including, inter alia, a list of director(s) and officer(s) of each of them and confirming that (i) the latest Resolutions passed by Written Consent of the Sole Shareholder and the Sole Director of each of them remain in full force as of the date thereof and have not been amended, rescinded or revoked and (ii) the power of attorney issued by such Corporate Guarantor in accordance with such Resolutions contained in the said Written Consents remains in full force as of the date hereof and has not been amended, rescinded or revoked;

d.	all documents evidencing any other necessary action or approvals or consents with respect to this Agreement;

e.	the original of any power(s) of attorney issued in favour of any person executing this Agreement on behalf of the Borrower;

f.	certified true copies of the latest Addenda to the Zim Charterparties to be made pursuant to the Zim Restructuring;

g.	a copy of the global restructuring deed to be entered between, inter alios, the Zim Charterer and the Owners and the restructuring completion letter dully executed by Zim Charterer and in particular receipt of all further information or documents related to the global restructuring deed as the Agent may reasonably require to the extent that such information is available to the Owners of the Zim Ships and, as long as these are not cash flow related, subject to any applicable confidentiality obligations;

h.	opinions of the Lenders’ legal advisers (including an opinion on English Law matters) addressed to the Agent on matters of the laws of such Jurisdiction as the Agent may require; and

i.	such further conditions precedent as the Agent may reasonably require.

5.	Variations to the Principal Agreement

5.1	In consideration of the agreement of the Lenders and the Agent contained in Clause 3, the Borrower and the Corporate Guarantors hereby jointly and severally agree with
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the Creditors that (subject to the satisfaction of the conditions precedent contained in Clause 4) with effect from the Effective Date, the provisions of the Principal Agreement shall be varied and/or amended and/or supplemented as follows:

a.	by inserting the following new definition in clause 1.2 (Definitions) of the Principal Agreement:

““Seventh Supplemental Agreement” means the Seventh Supplemental Agreement dated 2nd July, 2014 supplemental to this Agreement executed and made by and among the Lenders, as Lenders, CBA, as joint Arranger, Agent, Swap Bank and Security Agent, UCB, as joint Arranger, Swap Bank and Account Bank, HSH, as Swap Bank, the Borrower, as borrower and the Corporate Guarantors, as corporate guarantors, whereby this Agreement has been amended as therein provided.”

b.	by adding the following proviso at the end of clause 8.2.1 of the Principal Agreement:

“Provided however that during the Zim Charter Extension Arrangement Period the following clause 8.2.1-A shall apply instead of clause 8.2.1 reading as follows:

“8.2.1-A Security value maintenance / Security shortfall: The Borrower undertakes with each Creditor that, during the Zim Charter Extension Arrangement Period, it will ensure and procure that:

(1)	the Security Value shall be not less than the Provisional Security Requirement (i.e. one hundred and ten percent (110%) of the aggregate of (i) the Loan and (ii) the Swap Exposure) provided that for the purposes of this paragraph, the Security Value of the Zim Ships, which are subject to Zim Charterparties, shall be determined in accordance with clause 8.2.4~~,~~; and

(2)	the Provisional Security Value shall be not less than the Security Requirement (i.e. one hundred and twenty five percent (125%) of the aggregate of (i) the Loan and (ii) the Swap Exposure)

and if, at any time during the Zim Charter Extension Arrangement Period the Borrower is in breach of either of the covenants under paragraphs (1) and (2) hereinabove, the Agent (acting on the instructions of the Majority Lenders) shall give notice to the Borrower requiring that such deficiency be remedied and then the Borrower shall either:

(a)	prepay, to the extent required, within a period of thirty (30) days of the date of receipt by the Borrower of the Agent’s said notice such sum in Dollars as will result in the Provisional Security Requirement and the Security Requirement after such prepayment (taking into account any other repayment of the Loan made between the date of the notice and the date of such prepayment) being equal to the Security Value and the Provisional Security Value respectively; or
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(b)	provide within thirty (30) days (or such longer period as the Lenders may agree to) of the date of receipt by the Borrower of the Agent’s said notice constitute to the satisfaction of the Agent (acting on the instructions of the Lenders) such further security for the Outstanding Indebtedness as shall be acceptable to the Lenders having a value for security purposes at the date upon which such further security shall be constituted which, when added to the Provisional Security Value, shall not be less than the Security Requirement and when added to the Security Value, shall not be less than the Provisional Security Requirement as at such date. Such additional security shall be constituted by:

(i)	additional pledged cash deposits in favour of the Lenders in an amount equal to such shortfall with the Account Bank and in an account and manner to be determined by the Agent (acting on the instructions of the Lenders); and/or

(ii)	additional first preferred/priority mortgages on vessel(s) acceptable to the Agent (acting on the instructions of the Lenders) the Market Value of which shall be determined in accordance with clause 8.2.2; and/or

(iii)	any other security acceptable to all the Lenders at their absolute discretion to be provided in a manner determined by the Agent (acting on the instructions of the Lenders).

The provisions of clauses 4.5 and 4.6 shall apply to prepayments under clause 8.2.1A(a).

Any amount prepaid pursuant to clause 8.2.1-A(a) shall be applied in or towards pro rata prepayment of the Repayment Instalments and the Balloon Instalment.

For the purposes of this clause 8.2:

“Notes” means (a) the Series 1 unsecured notes issued or to be issued by the Zim Charterer with an aggregate face value of about $1,452,000, with an annual coupon of 3% and with a bullet repayment in 2023 and (b) the Series 2 unsecured notes issued or to be issued by the Zim Charterer with an aggregate face value of about $6,777,000, with an annual coupon of 5% (3% in cash and 2% payment in kind) and with a bullet repayment in 2023;

“Provisional Security Requirement” means the amount in Dollars (as certified by the Agent whose certificate shall, in the absence of manifest error, be conclusive and binding on the Borrower) which is at any relevant time during the Zim Charter Extension Arrangement Period one hundred and ten percent (110%) of the aggregate of (i) the Loan and (ii) the Swap Exposure;

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“Provisional Security Value” means the amount in Dollars (as certified by the Agent whose certificate shall, in the absence of manifest error, be conclusive and binding on the Borrower and the Lenders) which is, at any relevant time during the Zim Charter Extension Arrangement Period, the aggregate of (a) the aggregate Market Value of the Mortgaged Ships as most recently determined in accordance with clause 8.2.3 or (only in the case of the Zim Ships which are subject to respective Zim Charterparties) 8.2.3-A or 8.2.4 (as the case may be), (b) the aggregate of the face value of the Notes and (c) the market value of any additional security for the time being actually provided to the Creditors or any of them pursuant to clause 8.2 (if any);

“Zim Charter Extension Arrangement Period” means the period commencing on the date of amendment of the Zim Charterparties to be made pursuant to the Zim Restructuring and ending on the date on which the last of the Zim Charterparties expires or is terminated for any reason whatsoever;

“Zim Charterparties” means the Zim New York Charterparty, the Zim Piraeus Charterparty and the Zim Shanghai Charterparty, and in the singular means any of them, as the context may require;

“Zim New York Charterparty” means, the in relation to “ZIM NEW YORK”, the time charter dated 17th August, 2000 in respect of the employment of such Ship, as amended by Addenda Nos. 1, 2, 3, 4, 5, 6, 7, 8 and 9 thereto and Addendum No. 10 to be made pursuant to the Zim Restructuring, entered or, as the case may be, to be entered, entered into by the Owner thereof and the Zim Charterer;

“Zim Piraeus Charterparty” means, in relation to “ZIM PIRAEUS”, the time charter dated 17th August, 2000 in respect of the employment of such Ship, as amended by Addenda Nos. 1, 2, 3, 4, 5, 6, 7, 8, 9 and 10 thereto and Addendum No. 11 to be made pursuant to the Zim Restructuring, entered or, as the case may be, to be entered, entered into by the Owner thereof and the Zim Charterer;

“Zim Restructuring” means the restructuring of the Zim Charterer pursuant to a general deed of restructuring entered or to be entered between (inter alios) the Zim Charterer and the Owners of the Zim Ships;

“Zim Shanghai Charterparty” means, in relation to “ZIM SHANGHAI”, the time charter dated 17th August, 2000 in respect of the employment of such Ship, as amended by Addenda Nos. 1, 2, 3, 4, 5, 6, 7, 8 and 9 thereto and Addendum No. 10 to be made pursuant to the Zim Restructuring, entered or, as the case may be, to be entered, entered into by the Owner thereof and the Zim Charterer; and

“Zim Ships” means, together, the Ships “ZIM NEW YORK”, “ZIM PIRAEUS” and “ZIM SHANGHAI” and a “Zim Ship” means any of them, as the context may require;

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c.	by adding a new clause 8.2.3-A at the end of clause 8.2.3 of the Principal Agreement reading as follows:

“8.2.3-A	Valuation of a Zim Ship subject to a Zim Charterparty:

(a)	The Market Value of a Zim Ship which at the relevant time is subject to a Zim Charterparty with an unexpired term of at least 12 months (including any periods for which the relevant Zim Charterparty may be renewed at the option of the Owner of such Zim Ship (for the purposes of this clause 8.2.3-A, “Owner’s option periods”)), for so long as a Zim Ship remains a Mortgaged Ship, shall be the aggregate of the present values (as conclusively (save in case of manifest error) determined by the Agent) of:

(i)	the Bareboat-equivalent Time Charter Income of such Zim Ship in respect of the remaining unexpired term of the relevant Zim Charterparty (including the relevant Owner’s option periods); and

(ii)	the Residual Value of such Zim Ship as determined by the Approved Valuator, or as the case may be, Approved Valuators as per clause 8.2.2(a) and;

(b)	For the purposes of this clause 8.2.3-A:

(aa)	the discount rate which will apply in calculating the present value of the amounts referred to in paragraphs (i) and (ii) of this clause will be the applicable interest rate swap rate for a period equal to the unexpired term of the relevant Zim Ship’s Zim Charterparty (including the relevant Owner’s option periods (rounded up to the nearest integral year));

(bb)	“Bareboat - equivalent Time Charter Income” means, in relation to a Zim Ship, the aggregate net charter hire calculated on the basis of the 10-year average of the 6 to 12 month time charter rate published by Clarkson Research Services Limited (or, pursuant to a request by the Borrower, subject to the Agent’s approval, acting on the instructions of the Majority Lenders, any other firm of independent reputable shipbrokers) for a 4400 TEU gearless container ship over the 10-year period preceding the date of determination of the Market Value of such Zim Ship for the remaining unexpired term of the Zim Charterparty relative to that Zim Ship at the relevant time (including the relevant Owner’s option periods) plus $1,100 per day less the aggregate Operating Expenses of that Zim Ship for the same period;

(cc)	“Residual Value” of the relevant Mortgaged Ship means the current charter-free market value (determined in accordance with clause 8.2.4) of a vessel with identical characteristics to such Zim Ship other than its age which shall, for the purposes of this clause, be considered to be the age of such Zim Ship at the expiration of the Zim Charterparty to which such Zim Ship is subject at the relevant time (including the relevant Owner’s option periods);

(dd)	“Operating Expenses” means, in relation to a Zim Ship and a relevant period, the expenses for crewing, victualing, insuring,
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maintenance (including provision for dry-docking and special survey cost and expenses), spares, stores, management and operation of such Zim Ship which are incurred for a vessel of the size and type of such Zim Ship as evidenced by the most recent annual audited Accounting Information (as defined in clause 8.6.2) escalated at the rate of 3% per annum. ”; and

d.	with effect from the Effective Date all references in the Principal Agreement to “this Agreement”, “hereunder” and the like in the Principal Agreement and “the Agreement” in the Security Documents shall be construed as references to the Principal Agreement as amended and/or supplemented by this Agreement.

6.	Entire agreement and amendment

6.1	The Principal Agreement and this Agreement represent the entire agreement among the parties hereto with respect to the subject matter hereof and supersede any prior expressions of intent or understanding with respect to this transaction and may be amended only by an instrument in writing executed by the parties to be bound or burdened thereby.

6.2	This Agreement is supplementary to and incorporated in the Principal Agreement, all terms and conditions whereof, including, but not limited to, provisions on payments, calculation of interest and Events of Default, shall apply to the performance and interpretation of this Agreement.

7.	Continuance of Principal Agreement and the Security Documents

Save for the alterations to the Principal Agreement made or deemed to be made pursuant to this Agreement and such further modifications (if any) thereto as may be necessary to make the same consistent with the terms of this Agreement, the Principal Agreement shall remain in full force and effect and the security constituted by the Security Documents executed by the Borrower and the other Security Parties shall continue and remain valid and enforceable.

8.	Continuance and reconfirmation of the Corporate Guarantees

Each of the Corporate Guarantors hereby respectively confirms that, notwithstanding the variation to the Principal Agreement contained herein, the provisions of each Corporate Guarantee executed by such Existing Corporate Guarantor shall remain in full force and effect as guarantee of the obligations of the Borrower under the Principal

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Agreement as amended hereby and in respect of all sums due to the Creditors under the Principal Agreement (as so amended) and the Security Documents.

9.	Fees and expenses

9.1	The Borrower agrees to pay to the Creditors upon demand on a full indemnity basis and from time to time all costs, charges and expenses (including legal fees) incurred by the Creditors (or any of them) in connection with the negotiation, preparation, execution and enforcement or attempted enforcement of this Agreement and any document executed pursuant thereto and/or in preserving or protecting or attempting to preserve or protect the security created hereunder and/or the Security Documents.

9.2	The Borrower and the Corporate Guarantors jointly and severally covenant and agree to pay and discharge all stamp duties, registration and recording fees and charges and any other charges whatsoever and wheresoever payable or due in respect of this Agreement and/or any document executed pursuant hereto.

10.	Miscellaneous

10.1	The provisions of Clause 15 (Assignment, Transfer and Lending Office) and 17.1 (Notices) and 17.2 (Notices through the Agent) of the Principal Agreement (as such Clause is hereby amended) shall apply to this Agreement as if the same were set out herein in full.

10.2	No term of this Agreement is enforceable under the Contracts (Rights of Third Parties) Act 1999 by a person who is not party to this Agreement.

11.	Applicable law and jurisdiction

11.1	This Agreement shall be governed by and construed in accordance with English law and the provisions of Clause 18 (Governing Law and Jurisdiction) of the Principal Agreement as hereby amended shall extend and apply to this Agreement as if the same were (mutatis mutandis) set out herein in full.

IN WITNESS whereof the parties hereto have caused this Agreement to be duly executed the date first above written.

[Intentionally left blank]

13

Schedule 1
The Lenders and their Commitments

		Commitment (US$)
Name	Address and fax number
		Term Loan Facility	Revolving Facility
Commerzbank Aktiengesellschaft (as legal successor of Deutsche Schiffsbank Aktiengesellschaft)	Lending Office Domstraße 18 , 20095, Hamburg, Federal Republic of Germany Address for Notices Commerzbank Aktiengesellschaft Domstraße 18, 20095, Hamburg, Federal Republic of Germany Fax No.: +49 40 –3683 – 6468 email: Sandrina.zurmuehlen@commerzbank.com Attn: Ms. Sandrina Zurmühlen	210,000,000	90,000,000
UniCredit Bank AG (formerly Bayerische Hypo-Und Vereinsbank Aktiengesellschaft)	Lending Office UniCredit Bank AG, 7 Heraklitou Street, 106 73 Athens, Greece Address for Notices UniCredit Bank AG, 7 Heraklitou Street, 106 73 Athens, Greece Fax No.: +30 210 3640063 e-mail: vassilis.mantzavinos@unicreditgroup.gr Attn: Mr. Vassilis Mantzavinos	210,000,000	90,000,000
14

		Commitment (US$)
Name	Address and fax number
		Term Loan Facility	Revolving Facility
Credit Suisse AG	Lending Office St. Alban-Graben 1, CH-4002 Basel, Switzerland Fax No. : 41 61 266 79 39 e-mail: joerg.remde@credit-suisse.com Address for Notices St. Alban-Graben 1, CH-4002 Basel, Switzerland Fax No. : 41 61 266 79 39 e-mail: joerg.remde@credit-suisse.com Attn: Mr. Jöerg Remde	140,000,000	60,000,000
HSH Nordbank AG	Lending Office Gerhart-Hauptmann-Platz 50, 20095 Hamburg, Federal Republic of Germany Address for Notices Gerhart-Hauptmann-Platz 50, 20095 Hamburg, Federal Republic of Germany Fax No.: +49 40/3333 610895 Attn: Mrs. Stefanie Berger e-mail: stefanie.berger@hsh-nordbank.com	105,000,000	45,000,000
BNP Paribas S.A. (as legal successor of Fortis Bank S.A./N.V.)	Lending Office 16 rue de Hanovre, ACI: CAT04B1, 75078, Paris, Cedex 02, France, Address for Notices 16 rue de Hanovre, ACI: CAT02A1, 75078, Paris, Cedex 02, France, Fax No.: +33 (0) 1 42 984 355 e-mail: tgmo.shipping@bnpparibas.com Attn: Transportation Group Middle Office	35,000,000	15,000,000
	Total Commitment	700,000,000	300,000,000
15

SCHEDULE 2

List of Existing Corporate Guarantors

Achilleas Maritime Corporation

Angistri Corporation

Alexia Transport Corp.

Bullow Investments Inc.

Caravokyra Maritime Corporation

Costachille Maritime Corporation

Fanakos Maritime Corporation

Fastsailing Maritime Co.

Flow Shipping Co.

Idris Shipping Co.

Kalamata Shipping Corporation

Leroy Shipping Co.

Marathos Shipping Inc.

Marina Maritime Corporation

Merten Shipping Co.

Miko Shipping Co.

Navarino Maritime Corporation

Takoulis Maritime Corporation

16

EXECUTION PAGE

THE BORROWER

SIGNED by	)
Mr. Anastassios Gabrielides	)
for and on behalf of	)
COSTAMARE INC.,	)
as Borrower	)	/s/ Anastassios Gabrielides
in the presence of:	)	Attorney-in-fact

Witness:	/s/ Christos Magklaras
Name:	Christos Magklaras
Address:	13 Defteras Merarchias Street
185 35 Piraeus, Greece
Occupation:	Solicitor

THE CREDITORS

SIGNED by	)
Mr. Charalampos Sioufas	)
for and on behalf of	)
COMMERZBANK AKTIENGESELLSCHAFT,	)
(as legal successor of	)
Deutsche Schiffsbank Aktiengesellschaft),	)
as joint Arranger, Security Agent, Swap Bank,	)
Agent and Lender	)	/s/ Charalampos Sioufas
in the presence of:	)	Attorney-in-fact

Witness:	/s/ Christos Magklaras
Name:	Christos Magklaras
Address:	13 Defteras Merarchias Street
185 35 Piraeus, Greece
Occupation:	Solicitor
17

SIGNED by	)
Mrs. Anastasia Kerpinioti and Mr. Pericles Lycoudis	)	/s/ Anastasia Kerpinioti
for and on behalf of	)	Attorney-in-fact
UniCredit Bank AG	)
(formerly Bayerische Hypo-Und	)
Vereinsbank Aktiengesellschaft),	)
as joint Arranger,	)
Account Bank, Swap Bank and Lender	)	/s/ Pericles Lycoudis
in the presence of:	)	Attorney-in-fact

Witness:	/s/ Christos Magklaras
Name:	Christos Magklaras
Address:	13 Defteras Merarchias Street
185 35 Piraeus, Greece
Occupation:	Solicitor

SIGNED by	)
Mr. Charalampos Sioufas	)
for and on behalf of	)
Credit Suisse AG,	)
(formerly Credit Suisse), as Lender	)	/s/ Charalampos Sioufas
in the presence of:	)	Attorney-in-fact

Witness:	/s/ Christos Magklaras
Name:	Christos Magklaras
Address:	13 Defteras Merarchias Street
185 35 Piraeus, Greece
Occupation:	Solicitor

SIGNED by	)
Mr. Charalampos Sioufas	)
for and on behalf of	)
BNP PARIBAS S.A.	)
(as legal successor of Fortis Bank S.A./N.V.),	)
as Lender	)
in the presence of:	)	/s/ Charalampos Sioufas
	)	Attorney-in-fact

Witness:	/s/ Christos Magklaras
Name:	Christos Magklaras
Address:	13 Defteras Merarchias Street
185 35 Piraeus, Greece
Occupation:	Solicitor
18

SIGNED by	)
Mr. Charalampos Sioufas	)
for and on behalf of	)
HSH Nordbank AG,	)
as Lender and Swap Bank	)	/s/ Charalampos Sioufas
in the presence of:	)	Attorney-in-fact

Witness:	/s/ Christos Magklaras
Name:	Christos Magklaras
Address:	13 Defteras Merarchias Street
185 35 Piraeus, Greece
Occupation:	Solicitor

THE EXISTING CORPORATE GUARANTORS

SIGNED by Mr. Konstantinos Zacharatos	)
for and on behalf of	)
ACHILLEAS MARITIME CORPORATION,	)	/s/ Konstantinos Zacharatos
of Liberia, in the presence of:	)	Attorney-in-fact

SIGNED by Mr. Konstantinos Zacharatos	)
for and on behalf of	)
ANGISTRI CORPORATION,	)	/s/ Konstantinos Zacharatos
of Liberia, in the presence of:	)	Attorney-in-fact

SIGNED by Mr. Konstantinos Zacharatos	)
for and on behalf of	)
ALEXIA TRANSPORT CORP.,	)	/s/ Konstantinos Zacharatos
of Liberia, in the presence of:	)	Attorney-in-fact

SIGNED by Mr. Konstantinos Zacharatos	)
for and on behalf of	)
BULLOW INVESTMENTS INC.,	)	/s/ Konstantinos Zacharatos
of Liberia, in the presence of:	)	Attorney-in-fact

SIGNED by Mr. Konstantinos Zacharatos	)
for and on behalf of	)
CARAVOKYRA MARITIME CORPORATION,	)	/s/ Konstantinos Zacharatos
of Liberia, in the presence of:	)	Attorney-in-fact
19

SIGNED by Mr. Konstantinos Zacharatos	)
for and on behalf of	)
COSTACHILLE MARITIME CORPORATION,	)	/s/ Konstantinos Zacharatos
of Liberia, in the presence of:	)	Attorney-in-fact

SIGNED by Mr. Konstantinos Zacharatos	)
for and on behalf of	)
FANAKOS MARITIME CORPORATION,	)	/s/ Konstantinos Zacharatos
of Liberia, in the presence of:	)	Attorney-in-fact

SIGNED by Mr. Konstantinos Zacharatos	)
for and on behalf of	)
FASTSAILING MARITIME CO.,	)	/s/ Konstantinos Zacharatos
of Liberia, in the presence of:	)	Attorney-in-fact

SIGNED by Mr. Konstantinos Zacharatos	)
for and on behalf of	)
FLOW SHIPPING CO.,	)	/s/ Konstantinos Zacharatos
of Liberia, in the presence of:	)	Attorney-in-fact

SIGNED by Mr. Konstantinos Zacharatos	)
for and on behalf of	)
IDRIS SHIPPING CO.,	)	/s/ Konstantinos Zacharatos
of Liberia, in the presence of:	)	Attorney-in-fact

SIGNED by Mr. Konstantinos Zacharatos	)
for and on behalf of	)
KALAMATA SHIPPING CORPORATION,	)	/s/ Konstantinos Zacharatos
of Liberia, in the presence of:	)	Attorney-in-fact

SIGNED by Mr. Konstantinos Zacharatos	)
for and on behalf of	)
IDRIS SHIPPING CO.,	)	/s/ Konstantinos Zacharatos
of Liberia, in the presence of:	)	Attorney-in-fact

SIGNED by Mr. Konstantinos Zacharatos	)
for and on behalf of	)
MARATHOS SHIPPING INC.,	)	/s/ Konstantinos Zacharatos
of Liberia, in the presence of:	)	Attorney-in-fact
20

SIGNED by Mr. Konstantinos Zacharatos	)
for and on behalf of	)
MARINA MARITIME CORPORATION,	)	/s/ Konstantinos Zacharatos
of Liberia, in the presence of:	)	Attorney-in-fact

SIGNED by Mr. Konstantinos Zacharatos	)
for and on behalf of	)
MERTEN SHIPPING CO.,	)	/s/ Konstantinos Zacharatos
of Liberia, in the presence of:	)	Attorney-in-fact

SIGNED by Mr. Konstantinos Zacharatos	)
for and on behalf of	)
MIKO SHIPPING CO.,	)	/s/ Konstantinos Zacharatos
of Liberia, in the presence of:	)	Attorney-in-fact

SIGNED by Mr. Konstantinos Zacharatos	)
for and on behalf of	)
NAVARINO MARITIME CORPORATION,	)	/s/ Konstantinos Zacharatos
of Liberia, in the presence of:	)	Attorney-in-fact

SIGNED by Mr. Konstantinos Zacharatos	)
for and on behalf of	)
TAKOULIS MARITIME CORPORATION,	)	/s/ Konstantinos Zacharatos
of Liberia, in the presence of:	)	Attorney-in-fact

Witness to all the above signatures:

/s/ Christos Magklaras
Name:	Christos Magklaras
Address:	13 Defteras Merarchias Street
185 35 Piraeus, Greece
Occupation:	Solicitor
21